Exhibit 10.10

Non-Qualified Stock Option Agreement
Issued to: _________________

1.  Grant of Option. Xethanol Corporation (the “Company”) hereby grants, as of ____________, _______ (“Date of Grant”), to __________________ (the “Optionee”) an option (the “Option”) to purchase up to _________ shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), at an exercise price per share equal to $______ (the “Exercise Price”). The Option has been granted on the terms and subject to the conditions set forth herein. The Option is being issued pursuant to the Company’s 2005 Incentive Compensation Plan (the “Plan”), which is incorporated herein by reference for all purposes. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations. The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option. The Option shall be subject to approval by the Company’s stockholders of an amendment to the Plan to increase the number of shares available for award thereunder. If the Company’s stockholders do not approve an amendment to the Plan sufficient to cover the Shares, the Option will be void to the extent (and only to the extent) that the number of shares available for award under the Plan is insufficient to cover the Shares in full, with the Shares to be treated pro rata with all other shares underlying options granted in excess of the number of shares available for award under the Plan.

2.  Definitions. Unless otherwise provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Plan.

3.     Exercise Schedule. Subject to the provisions of Sections 6 or 9 of this Agreement and of the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to any Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time and from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (each, a “Vesting Date”) upon which the Optionee shall be entitled to first exercise the Option with respect to the Shares indicated beside the date, provided that the Continuous Service of the Optionee continues through the applicable Vesting Date:

Number of Shares	Vesting Date

The Option shall vest incrementally on each Vesting Date and shall not proportionately or partially vest during the period prior to any Vesting Date except as otherwise specifically provided herein.

4.    Method of Exercise.

(a) The vested portion of this Option shall be exercisable in whole or in part by written notice which shall state the election to exercise the Option and the number of Shares for which the Option is being exercised and, unless the issuance of the Shares upon the exercise of the Option has been registered under the Securities Act of 1933, as amended (the “Securities Act”), the written notice of exercise shall include such representations, warranties and agreements as the Company may reasonably require to the effect that the Shares are being purchased for investment only and without any present intention to sell or otherwise distribute such Shares and that such Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing these restrictions on the disposition thereof. Such written notice shall be signed by the Optionee and shall be delivered to the Company in the manner set forth in Section 14.

(b) The written notice shall be accompanied by payment of an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Shares for which the Option is then being exercised, plus the amount of the withholding taxes estimated in accordance with Section 5 to be due upon the purchase of such number of Shares, unless the Committee shall have consented to the making of other arrangements with the Optionee. Payment of the Exercise Price for the Shares upon any exercise of the Option shall be by certified check or by the surrender of that number of whole shares of Common Stock with a Fair Market Value (as of the date of exercise) as shall equal the Exercise Price of the Option.

(c) Delivery of the notice of exercise shall constitute an irrevocable election to purchase the Shares specified in the notice, and the date on which the Company receives the notice accompanied by payment in full of the Exercise Price for the Shares covered by the notice and the applicable withholding taxes shall be the date as of which the Shares so purchased shall be deemed to have been issued.

(d) Notwithstanding anything to the contrary herein, the Option shall not be exercisable if the Company, at any time and in its sole discretion, shall determine that (a) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or Federal law, or (b) the consent or approval of any regulatory body, is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

5.    Withholding Taxes.

(a) At the time of the exercise of all or any part of this Option, the Optionee shall pay to the Company (or otherwise make arrangements satisfactory to the Committee for the payment of) the amount of the Federal, state and local and foreign income and employment taxes required, in the Company’s sole judgment, to be collected or withheld with respect to the exercise of the Option. Such amount shall be paid to the Company in cash or by the surrender of that number of whole shares of Common Stock with a Fair Market Value (as of the date of exercise) as shall equal but not exceed the minimum statutory amounts required to be collected or withheld by the Company with respect to the exercise of the Option.

(b) At the time of any “disqualifying disposition” (as defined in Treas. Reg. Section 1.421-2(b)) of the Shares acquired upon exercise of this Option, the Optionee shall pay to the Company (or otherwise make arrangements satisfactory to the Committee for the payment of the amount of the Federal, state and local and foreign income and employment taxes required, in the Company’s sole judgment, to be collected or withheld with respect to the disqualifying disposition of the Shares acquired upon exercise of the Option. Such amount shall be paid to the Company in cash or by the surrender of that number of whole shares of Common Stock with a Fair Market Value (as of the date of exercise) as shall equal but not exceed the minimum statutory amounts required to be collected or withheld by the Company with respect to the exercise of the Option.

6.    Termination of Option.

(a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i) the fifth (5th) anniversary of the date as of which the Option is granted [Insert: “the tenth (10th) anniversary” if this Option is being granted for service as a director] for any reason other than (A) by the Company for Cause or (B) by reason of the Optionee’s Disability or death; or

(ii) immediately upon the termination of the Optionee’s Continuous Service with the Company for Cause; or

(iii) twelve months after the date on which the Optionee’s Continuous Service with the Company is terminated by reason of a Disability; or

(iv) twelve months after the date of termination of the Optionee’s Continuous Service with the Company by reason of the Optionee’s death (or, if later, three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified in paragraph (iii) of this Section 6); or

(b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the outstanding shares of Common Stock are converted into or exchanged for securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate of such successor or acquiring entity, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b)(i) of the Plan in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.    Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. To exercise the Option upon the Optionee’s death, the persons who acquire the right to exercise the Option must prove to the Committee’s satisfaction that they have duly acquired the Option and that they have paid (or have provided for payment of) any taxes, such as estate, transfer, inheritance or death taxes, payable with respect to the Option or to the Shares to which it relates.

8.    No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise of the Option, in whole or in part, prior to the issuance thereof.

9.    Acceleration of Exercisability of Option.

This Option shall become immediately fully exercisable, prior to the Vesting Date as disclosed in Section 3 herein, in the event that:

(a) Prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, any transaction or series of transactions constituting a Change in Control is consummated.

(b) The termination of the Optionee’s Continuous Service by the Company is without Cause.

10.    No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.    Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

12.    Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms, conditions and provisions of the Plan and this Agreement.

13.    Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed in the case of the Company, to the Company’s Chief Financial Officer at 1185 Avenue of the Americas, 20th Floor, New York, New York 10036, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other addresses at any time hereafter in a notice satisfying the requirements of this Section.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of ____________ _______.

[Signatures on Following Page]

COMPANY:

XETHANOL CORPORATION

By:
Gary Flicker
Chief Financial Officer

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the Plan and this Option Agreement in their entirety, is familiar with and understands their terms, conditions and provisions, and hereby accepts this Option subject to all of the terms, conditions and provisions of the Plan and the Option Agreement.

Dated: ____________, _______	OPTIONEE:

By:
Name:

SUBSCRIPTION FORM

(To be executed only upon exercise of Option)

To:	Xethanol Corporation
1185 Ave. of the Americas, 20th Floor New York, New York 10036

The undersigned, pursuant to the provisions set forth in the attached Option agreement, hereby irrevocably elects to purchase ________ shares of Xethanol Corporation Common Stock covered by such Option and herewith makes payment of $___________, representing the full purchase price for such shares at the price per share provided for in such Option.

Dated: ____________, _______	Name:
Signature:
Address: